Exhibit 10.34
SECOND AMENDMENT
TO CONSULTING AGREEMENT

This SECOND AMENDMENT TO CONSULTING AGREEMENT is entered into as of December 26, 2013 (the “Amendment”) by and between Echo Therapeutics, Inc., a Delaware corporation (the “Company”), and Robert F. Doman, an individual (“Consultant”).

RECITALS

WHEREAS, reference is hereby made to the Consulting Agreement entered into as of August 26, 2013 (as amended, restated, supplemented or otherwise modified, the “Agreement”) by and between Consultant and the Company; and

WHEREAS, Consultant and the Company have mutually agreed that the term of the Agreement be amended as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. Defined Terms.  Unless otherwise defined herein, terms used herein are used as defined in the Agreement, as amended hereby.

2. Amendment of the Agreement.  Section 2 of the Agreement is hereby amended by deleting the phrase “for a period of four months” and replacing it with “until March 26, 2014”.   Except as expressly modified herein, all other provisions of the Agreement shall remain unchanged and in full force and effect.

3. Effective Date.  This Amendment shall be effective as of December 26, 2013.

4. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Consulting Agreement to be duly executed as of the date first above written.

ECHO THERAPEUTICS, INC.

By: /s/ William Grieco
William Grieco
Chairman, Nominating and Corporate
Governance Committee of the Board
of Directors

Dated: December 26, 2013

ROBERT F. DOMAN

/s/ Robert F. Doman

Dated: December 23, 2013